Exhibit 99.1

News Release

Puma Biotechnology Reports Second Quarter 2014

Financial Results

LOS ANGELES, Calif., Aug. 11, 2014 – Puma Biotechnology, Inc. (NYSE: PBYI), a development stage biopharmaceutical company, announced financial results for the second quarter ended June 30, 2014.

Unless otherwise stated, all comparisons are for the second quarter and first half of the year 2014 compared to the second quarter and first half of the year 2013.

Based on accounting principles generally accepted in the United States (GAAP), Puma reported a net loss applicable to common stock of $38.8 million, or $1.29 per share, for the second quarter of 2014, compared to a net loss of $12.6 million, or $0.44 per share, for the second quarter of 2013. Net loss applicable to common stock for the first half of 2014 was $58.6 million, or $1.96 per share, compared to $24.4 million, or $0.85 per share, for the first half of 2013.

Adjusted net loss applicable to common stock was $31.7 million, or $1.05 per share, for the second quarter of 2014, compared to adjusted net loss applicable to common stock of $11.3 million, or $0.39 per share, for the second quarter of 2013. Adjusted net loss applicable to common stock for the first half of 2014 was $46.3 million, or $1.55 per share, compared to $21.9 million, or $0.76 per share, for the first half of 2013. Adjusted net loss applicable to common stock excludes stock-based compensation expense, which represents a significant portion of overall expense and has no impact on the cash position of the Company. For a reconciliation of adjusted net loss applicable to common stock to reported net loss applicable to common stock, please see the financial tables at the end of this news release.

Net cash used in operating activities for the second quarter of 2014 was $17.4 million. Net cash used in operating activities for the first half of 2014 was $34.4 million. At June 30, 2014, Puma had cash and cash equivalents of $55.4 million and marketable securities of $123.0 million, compared to cash and cash equivalents of $43.0 million and marketable securities of $40.9 million at December 31, 2013. Puma’s current level of cash and cash equivalents and marketable securities includes net proceeds of approximately $129.4 million from a public offering of the Company’s common stock, which was completed in February 2014.

“During the second quarter of 2014, Puma achieved a number of key clinical milestones, including the presentation of Phase II clinical trial data for PB272 for the neoadjuvant treatment of breast cancer (I-SPY 2 TRIAL), the presentation of Phase II clinical trial data for PB272 for the treatment of HER2 positive metastatic breast cancer that has metastasized to the brain and the expansion of the first cohort from the Phase II clinical trial of PB272 as a single agent in patients with solid tumors who have an activating HER2 mutation (basket trial). Even more notably, in July 2014 we reported positive top line data from our Phase III trial of PB272 for the extended adjuvant treatment of breast cancer (ExteNET trial). This represents the first trial with a HER2 targeted agent that has shown a statistically significant benefit in the extended adjuvant setting, which we believe provides a meaningful point of differentiation for neratinib in the treatment of HER2 positive breast cancer. We look forward to proceeding with the regulatory filings for PB272 in this indication currently anticipated in the first half of 2015.

“In addition,” noted Mr. Auerbach, “we expect to (i) complete the ongoing Phase II clinical trial of PB272 in combination with temsirolimus in fourth-line HER2-positive metastatic breast cancer, which we anticipate reporting additional data in the second half of 2014; (ii) initiate a Phase III trial of the combination of PB272 plus temsirolimus in the second half of 2014; (iii) complete the ongoing Phase II trial of PB272 in patients with

HER2-positive metastatic breast cancer that has metastasized to the brain, with the potential to report data in 2014; (iv) complete our ongoing Phase II trial of PB272 as a neoadjuvant treatment for patients with HER2-positive breast cancer (NSABP FB-7), which we expect to report data from in the second half of 2014; (v) report data from our Phase II trial of PB272 in patients with HER2-mutated non-small cell lung cancer in 2014; (vi) continue our Phase II trial of PB272 in HER2-negative breast cancer patients who have a HER2 mutation, which we also have the potential to report initial data from in 2014; (vii) continue our Phase II basket trial of PB272 in patients with solid tumors with an activating HER2 mutation; (viii) complete our ongoing Phase II randomized trial of PB272 as a first-line treatment for HER2-positive metastatic breast cancer in the second half of 2014; and (ix) potentially report data from our Phase III trial of PB272 as an extended adjuvant treatment for HER2-positive breast cancer, which we have the potential to report data from in the second half of 2014.”

Operating Expenses

Based on GAAP, operating expenses were $38.9 million for the second quarter of 2014, compared to $12.7 million for the second quarter of 2013. Operating expenses for the first half of 2014 were $58.7 million compared to $24.5 million for the first half of 2013.

Adjusted operating expenses were $31.7 million for the second quarter of 2014, compared to $11.3 million in the second quarter of 2013. Adjusted operating expenses in both quarters exclude stock-based compensation expenses. Adjusted operating expenses for the first half of 2014 were $46.4 million, compared to $21.9 million for the first half of 2013. For a reconciliation of adjusted operating expenses to reported operating expenses, please see the financial tables at the end of this news release.

General and Administrative Expenses:

Based on GAAP, general and administrative expenses were $3.9 million in the second quarter of 2014, compared to $2.3 million in the second quarter of 2013. General and administrative expenses for the first half of 2014 were $7.4 million compared to $4.5 million for the first half of 2013.

Adjusted general and administrative expenses were $2.5 million for the second quarter of 2014, compared to $1.9 million in the second quarter of 2013. Adjusted general and administrative expenses for the first half of 2014 were $4.7 million, compared to $3.6 million for the first half of 2013.

Research and Development Expenses:

Based on GAAP, research and development expenses were $35.0 million in the second quarter of 2014, compared to $10.4 million in the second quarter of 2013. Research and development expenses for the first half of 2014 were $51.3 million, compared to $20.0 million for the first half of 2013.

Adjusted research and development expenses were $29.2 million in the second quarter of 2014, compared to $9.4 million in the second quarter of 2013. Adjusted research and development expenses for the first half of 2014 were $41.7 million, compared to $18.3 million for the first half of 2013.

About Puma Biotechnology

Puma Biotechnology, Inc. is a development stage biopharmaceutical company that acquires and develops innovative products for the treatment of various forms of cancer. The Company focuses on in-licensing drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seeks to further develop those drug candidates for commercial use. The Company is initially focused on the development of PB272 (oral neratinib), a potent irreversible tyrosine kinase inhibitor, for the treatment of patients with HER2-positive breast cancer and patients with non-small cell lung cancer, breast cancer and other solid tumors that have a HER2 mutation.

Further information about Puma Biotechnology can be found at www.pumabiotechnology.com.

Forward-Looking Statements:

This press release contains forward-looking statements, including statements regarding anticipated timing for the commencement and completion of various clinical trials and the announcement of data relative to these trials. All forward-looking statements included in this press release involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company has no product revenue and no products approved for marketing, the Company’s dependence on PB272, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates, the Company’s dependence on licensed intellectual property, and the other risk factors disclosed in the periodic reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

Alan H. Auerbach or Mariann Ohanesian, Puma Biotechnology, Inc., +1 424 248 6500

info@pumabiotechnology.com

ir@pumabiotechnology.com

Andreas Marathovouniotis or David Schull, Russo Partners, +1 212 845 4235

andreas.marathis@russopartnersllc.com

david.schull@russopartnersllc.com

# # # # #

(Financial Tables Follow)

PUMA BIOTECHNOLOGY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions except share and per share data)

					Period from September 15, 2010 (date of inception) to
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013	June 30, 2014
Operating expenses:
General and administrative	$3.9	$2.3	$7.4	$4.5	$51.4
Research and development	35.0	10.4	51.3	20.0	146.8

Totals	38.9	12.7	58.7	24.5	198.2

Loss from operations	(38.9)	(12.7)	(58.7)	(24.5)	(198.2)

Other income (expenses):
Interest income	0.1	0.1	0.1	0.1	0.4
Other income (expense)	—	—	—	—	(0.1)

Totals	0.1	0.1	0.1	0.1	0.3

Net loss	$(38.8)	$(12.6)	$(58.6)	$(24.4)	$(197.9)

Net loss per common share—basic and diluted	$(1.29)	$(0.44)	$(1.96)	$(0.85)

Weighted-average common shares outstanding—basic and diluted	30,117,819	28,676,666	29,843,966	28,676,666

PUMA BIOTECHNOLOGY, INC.

(A DEVELOPMENT STAGE COMPANY)

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

	June 30,	December 31,
	2014	2013
Cash and cash equivalents	$55.4	$43.0
Marketable securities	123.0	40.9
Licensor receivable	1.8	9.8
Working capital	155.7	77.1
Stockholders’ equity	167.0	84.0

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2014	2013
Cash provided by (used in):
Operating activities	$(34.4)	$(29.5)
Investing activities	(82.7)	(47.0)
Financing activities	129.4	—

Increase (decrease) in cash	$12.3	$(76.5)

Reconciliation of GAAP and Non-GAAP Financial Information

(in millions except share and per share data)

	GAAP
	Measure		Non-GAAP	GAAP		Non-GAAP
	(Reported)	Expense	Measure	Measure	Expense	Measure
	Three Months	Adjustments	Three Months	Six Months	Adjustments	Six Months
	Ended		Ended	Ended		Ended
	June 30,	Stock-based	June 30,	June 30,	Stock-based	June 30,
	2014	compensation	2014	2014	compensation	2014
Operating expense:
General and administrative	3.9	(1.4)	2.5	7.4	(2.7)	4.7
Research and development	35.0	(5.8)	29.2	51.3	(9.6)	41.7

Loss from operations	(38.9)	7.2	(31.7)	(58.7)	12.3	(46.4)

Other income (expense):
Interest income	—	—	—	0.1	—	0.1
Other expense	—	—	—	—	—	—

Totals	—	—	—	0.1	—	0.1

Net loss	(38.9)	7.2	(31.7)	(58.6)	12.3	(46.3)

Net loss applicable to common stock	(38.9)	7.2	(31.7)	(58.6)	12.3	(46.3)

Net loss per common share—basic and diluted	$(1.29)	$0.24	$(1.05)	$(1.96)	$0.41	$(1.55)

Weighted-average common shares outstanding—basic and diluted	30,117,819	30,117,819	30,117,819	29,843,966	29,843,966	29,843,966

	GAAP			GAAP
	Measure		Non-GAAP	Measure		Non-GAAP
	(Reported)	Expense	Measure	(Reported)	Expense	Measure
	Three Months	Adjustments	Three Months	Six Months	Adjustments	Six Months
	Ended		Ended	Ended		Ended
	June 30,	Stock-based	June 30,	June 30,	Stock-based	June 30,
	2013	compensation	2013	2013	compensation	2013
Operating expense:
General and administrative	2.3	(0.4)	1.9	4.5	(0.9)	3.6
Research and development	10.4	(1.0)	9.4	20.0	(1.7)	18.3

Loss from operations	(12.7)	1.4	(11.3)	(24.5)	2.6	(21.9)

Other income (expense):
Interest income	—	—	—	—	—	—
Other expense	—	—	—	—	—	—

Totals	—	—	—	—	—	—

Net loss	(12.7)	1.4	(11.3)	(24.5)	2.6	(21.9)

Net loss applicable to common stock	(12.7)	1.4	(11.3)	(24.5)	2.6	(21.9)

Net loss per common share—basic and diluted	$(0.44)	$0.05	$(0.39)	$(0.85)	$0.09	$(0.76)

Weighted-average common shares outstanding—basic and diluted	28,676,666	28,676,666	28,676,666	28,676,666	28,676,666	28,676,666